                                                                   Exhibit 3.268

                          CERTIFICATE OF INCORPORATION

                                       OF

                SPECTRUM HEALTHCARE ADMINISTRATIVE SERVICES, INC.

      FIRST: The name of the corporation is SPECTRUM HEALTHCARE ADMINISTRATIVE SERVICES, INC.

      SECOND: The registered office of the corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

      FOURTH: The corporation shall be authorized to issue 1,000 shares all of which are to be of one class and with a par value of $1.00 per share.

      FIFTH: The name and mailing address of the incorporator is as follows:

    Name                                      Address
-----------                      ---------------------------------
Lilly Dorsa                      1101 Market Street
                                 Philadelphia, Pennsylvania 19107

      SIXTH: Elections of directors need not be by written ballot.

      SEVENTH: The original by-laws of the corporation shall be adopted by the initial incorporator named herein. Thereafter the Board of Directors shall have the power, in addition to the stockholders, to make, alter, or repeal the bylaws of the corporation.

      EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing threefourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of May, 1997.

                                         /s/ Lilly Dorsa
                                         ---------------------------------------
                                         Lilly Dorsa
                                         Incorporator

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") SPECTRUM HEALTHCARE ADMINISTRATIVE SERVICES, INC.

      2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

      3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

      4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 3/6, 1998.

                               SPECTRUM HEALTHCARE ADMINISTRATIVE SERVICES, INC.

                                      By: /s/ S. Kent Fannon
                                          --------------------------------------
                                              Name: S. Kent Fannon
                                              Title: Senior Vice President

                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OP INCORPORATION
                                       OF
                SPECTRUM HEALTHCARE ADMINISTRATIVE SERVICES, INC.
                               (the "Corporation")

      Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned Corporation adopts the following Certificate of Amendment to its Certificate of Incorporation, which amend Article First thereof so as to change the name of the Corporation.

      Article I. The name of the Corporation is Spectrum Healthcare Administrative Services, Inc.

      Article II. The following amendment to the Certificate of Incorporation was adopted in accordance with Section 242 of the Delaware General Corporation Law on June 22,1998.

            Article First of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

      FIRST: The name of the corporation is Healthcare Administrative Services, Inc.

      Article III. The number of shares of the Corporation outstanding and entitled to vote at the time of such adoption was one thousand (1,000) shares of common stock.

      Article IV. The holder of all shares outstanding and entitled to vote has signed a consent in writing adopting said amendment.

      Article V. The said amendment does not involve any exchange, reclassification or cancellation of issued shares of the Corporation.

      Article VI. The said amendment does not effect a change in the amount of stated capital of the Corporation.

      By execution of this Certificate of Amendment, the undersigned does hereby certify, affirm and acknowledge, under penalties of perjury, that this instrument is the act and deed of the Corporation, and the statements contained herein are true.

                              SPECTRUM HEALTHCARE ADMINISTRATIVE
                              SERVICES, INC.

                              By: /s/  Scott W. Roloff
                                  ----------------------------------------------
                              Scott W. Roloff, Senior Vice President & Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

      1. The name of the corporation (hereinafter called the "corporation") is HEALTHCARE ADMINISTRATIVE SERVICES, INC.

      2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

      3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

      4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 29, 2003

"/s/" Robyn E. Bakalar
--------------------------------------
Robyn E. Bakalar, Assistant Secretary

                                 DE BC D-:COA CERTIFICATE OF CHANGE 09/00 (#163)

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